                                                                      Exhibit E1
================================================================================




                           REVOLVING CREDIT AGREEMENT




                           Dated as of August 14, 2002



                                  By and Among



                        LAZARE KAPLAN INTERNATIONAL INC.
                                   as Borrower



                               ABN AMRO BANK N.V.
                             as Administrative Agent
                                  and Arranger


                                       and

                               ABN AMRO BANK N.V.

                                       and

                                 BANK LEUMI USA
                                 as Bank Lenders




================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                PAGE
SECTION 1.                 DEFINITIONS............................................................................1


SECTION 2.                 REVOLVING CREDIT FACILITY..............................................................9

       Section 2.1.        Commitment to Lend.....................................................................9
       Section 2.1A.       Conversion Options....................................................................10
       Section 2.2.        Interest..............................................................................11
       Section 2.3.        Repayments and Prepayments............................................................11

SECTION 3.                 LETTER OF CREDIT FACILITY.............................................................12

       Section 3.1.        General Terms.........................................................................12
       Section 3.2.        Applications..........................................................................12
       Section 3.3.        The Reimbursement Obligations.........................................................12
       Section 3.4.        The Participating Interests...........................................................13
       Section 3.5.        Indemnification.......................................................................13
       Section 3.6.        Manner of Requesting a Letter of Credit...............................................14

SECTION 4.                 CHANGES IN CIRCUMSTANCES..............................................................14

       Section 4.1.        Indemnity.............................................................................14

SECTION 5.                 FEES AND PAYMENTS.....................................................................14

       Section 5.1.        Revolving Credit Commitment Fees......................................................14
       Section 5.2         Letter of Credit Fees.................................................................14
       Section 5.3.        Payments..............................................................................15

SECTION 6.                 REPRESENTATIONS AND WARRANTIES........................................................15


SECTION 7.                 CONDITIONS PRECEDENT..................................................................18

       Section 7.1.        Closing Conditions....................................................................18
       Section 7.2.        Conditions to All Borrowings..........................................................19

SECTION 8.                 COVENANTS.............................................................................19

       Section 8.1.        Affirmative Covenants.................................................................19
       Section 8.2.        Negative Covenants....................................................................21
       Section 8.3.        Financial Covenants...................................................................22

SECTION 9.                 EVENTS OF DEFAULT;  ACCELERATION......................................................23

       Section 9.1.        Events of Default.....................................................................23
       Section 9.2.        Collateral for Undrawn Letters of Credit..............................................25

SECTION 10.                SETOFF................................................................................25

SECTION 11.                CHANGE IN CIRCUMSTANCES...............................................................26

       Section 11.1.       Change of Law.........................................................................26
       Section 11.2.       Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.........26
       Section 11.3.       Increased Cost and Reduced Return.....................................................26
       Section 11.4.       Lending Offices.......................................................................27
       Section 11.5.       Discretion of Bank as to Manner of Funding............................................28

SECTION 12.                EXPENSES AND INDEMNIFICATION..........................................................28

       Section 12.1.       Expenses..............................................................................28
       Section 12.2.       Indemnification.......................................................................28
       Section 12.3.       Survival..............................................................................29

SECTION 13.                SURVIVAL OF COVENANTS, ETC............................................................29


SECTION 14.                ASSIGNMENT............................................................................30


SECTION 15.                THE AGENT.............................................................................30

       Section 15.1.       Appointment and Authorization of Agent................................................30
       Section 15.2.       Agent and its Affiliates..............................................................30
       Section 15.3.       Action by Agent.......................................................................30
       Section 15.4.       Consultation with Experts.............................................................30
       Section 15.5.       Liability of Agent; Credit Decision...................................................30
       Section 15.6.       Indemnity.............................................................................31
       Section 15.7.       Resignation of Agent and Successor Agent..............................................31
       Section 15.8.       L/C Issuer............................................................................32

SECTION 16.                NOTICES, ETC..........................................................................32


SECTION 17.                GOVERNING LAW.........................................................................32


SECTION 17.                HEADINGS..............................................................................32


SECTION 19.                COUNTERPARTS..........................................................................33


SECTION 20.                ENTIRE AGREEMENT, ETC.................................................................33


SECTION 21.                WAIVER OF JURY TRIAL..................................................................33

SECTION 22.                CONSENTS, AMENDMENTS, WAIVERS, ETC....................................................33


SECTION 23.                SEVERABILITY..........................................................................34


SECTION 24.                EXTENSION OF TERMINATION DATE.........................................................34


Signature Pages..................................................................................................35

                           REVOLVING CREDIT AGREEMENT


         This REVOLVING CREDIT AGREEMENT (this "Agreement") is made as of August 14, 2002, by and among LAZARE KAPLAN INTERNATIONAL INC. (the "Borrower"), a Delaware corporation having its principal place of business at 529 Fifth Avenue, New York, New York 10017, ABN AMRO BANK N.V., as administrative agent (the "Agent"), ABN AMRO BANK N.V., as a lender ("ABN AMRO") and BANK LEUMI USA, as a lender ("Leumi").

         WHEREAS, the Borrower has requested that the Banks provide extensions of credit to the Borrower in the form of loans and letters of credit;

         WHEREAS, the Banks are willing to extend credit to the Borrower in the form of loans and letters of credit, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, the Borrower hereby agrees with the Banks as follows:

SECTION 1. DEFINITIONS.

         Certain capitalized terms are defined below:

         Agent:  ABN AMRO and any successor pursuant to Section 15 hereof.

         Agreement: See preamble, which term shall include this Agreement and the schedules and exhibits hereto, all as amended and in effect from time to time.

         Bank:  Each of ABN AMRO and Leumi, and collectively, the "Banks."

         Base Rate: With respect to Base Rate Loans hereunder with either ABN AMRO or Leumi, the higher of (i) the annual rate of interest announced from time to time by ABN AMRO at its head office as its "base rate" for U. S. dollar loans and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

         Base Rate Loans: Loans bearing interest calculated by reference to the Base Rate.

         Borrower:  See preamble.

         Borrowing: The total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by any Bank pursuant to this Agreement on a single date and, in the case of LIBOR Rate Loans, for a single Interest Period.

         Business Day: Any day on which banks in New York, New York, are open for business generally, and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

         Capital Expenditures: With respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to property, plant or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP. Capital Expenditures shall exclude in the aggregate up to $1,000,000 of such expenditures made by the Borrower during the period from April 1, 2003 to, and including, March 31, 2004, in connection with the relocation or rebuilding of the Borrower's New York office headquarters.

         Capitalized Leases: Leases under which the Borrower is the lessee or obligor, the discounted, future rental payment obligations under which are required to be capitalized on the combined balance sheet of the Borrower in accordance with GAAP.

         Charter Documents: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

         Code: The Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         Commitment: The several obligations of (a) ABN AMRO to make Loans to the Borrower up to an aggregate outstanding principal amount not to exceed $20,000,000, and (b) Leumi to make Loans to the Borrower up to an aggregate outstanding principal amount not to exceed $10,000,000, as such amounts may be reduced from time to time or terminated according to the terms of this Agreement.

         Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

         Contingent Obligations: As to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith from time to time.

         Controlled Group: All members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

         Conversion Request: A Notice given by the Borrower to the respective Bank of the Borrower's election to convert or continue a Loan therewith in accordance with Section 2.1A hereof.

         Current Liabilities: As determined in accordance with GAAP, consistently applied, and shall include, as of the date of determination thereof: (i) all Indebtedness payable on demand or maturing within one year after such date without any option on the part of the obligor to extend, renew or maintain as non-current beyond such year; (ii) final maturities, installments and prepayments of Indebtedness required to be made within one year after such date (in each case, except as set forth in the proviso below); and (iii) all other items (including taxes accrued as estimated and reserves for deferred income taxes) that in accordance with GAAP would be included on a balance sheet as current liabilities, provided, however, Current Liabilities shall not include: (A) the portion of the Notes and the Neumark Settlement to the extent that the same are required to be paid within one year after such date; (B) any portion of any other committed bank debt unless (and only to the extent) such amount is required to be repaid within nine months of such date of determination; and (C) the Pegasus Liabilities.

         Default: An event or act which, with the giving of Notice and/or the lapse of time, would become an Event of Default.

         Domestic Lending Office: Initially, the office of each of the Banks designated as such by Notice to the Borrower; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans as designated by Notice to Borrower.

         Drawdown Date: In respect of any Loan, the date on which such Loan is made to the Borrower, and the date on which any Loan is converted or continued in accordance with Section 2.1A hereof.

         Duly Authorized Officer: The President of the Borrower or other officer or employee of any such party who is authorized by such party's Board of Directors or an executive committee of such Board of Directors.

         EBITDA: For any period, the sum of Net Income plus Interest Expense, plus income tax expense, plus depreciation and amortization expense to the extent such expense was deducted in arriving at Net Income for such period.

         Environmental Claim: Any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

         Eurocurrency Reserve Rate: For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Event of Default:  Any of the events listed in Section 9 hereof.

         Extraordinary Items of Income: Items which under GAAP are required to be accounted for as "extraordinary items" and items which the Borrower, in accordance with GAAP, accounts for as the "cumulative effect of a change in accounting principles."

         Federal Funds Effective Rate: For any day, the rate per annum equal to the average of the quotations for such day on overnight federal funds transactions received by the Agent from three funds brokers of recognized standing selected by the Agent in good faith.

         Financials: In respect of any period, the balance sheet of the Borrower as at the end of such period, and the related statement of income and combined statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

         GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Borrower with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to each of the Banks prior to execution of this Agreement.

         Guarantors: Each Subsidiary set forth on Schedule I hereto, or subsequently added as a party to the Guaranty Agreement pursuant to Section 8.1(i) hereof.

         Guaranty Agreement: The guaranty agreement provided by the Guarantors substantially in the form attached hereto as Exhibit A.

         Hazardous Materials: Any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as "hazardous" or "toxic" or words of like import pursuant to Environmental Law.

         Indebtedness: For any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capitalized Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker's acceptances or Letters of Credit, (g) any indebtedness, whether or not assumed, secured by Liens on property acquired by such Person at the time of acquisition thereof, (h) all obligations under any so-called "synthetic lease" transaction entered into by such Person, (i) all obligations under any so-called "asset securitization" transactions entered into by such Person, and (j) all Contingent Obligations, it being understood that the term "Indebtedness" shall not include trade payables and accrued expenses arising in the ordinary course of business.

          Inspection:  See Section 8.1(g).

         Interest Expense: With reference to any period, the sum of all net interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         Interest Payment Date: (a) As to any Base Rate Loan, the tenth day of the calendar month following the calendar month which includes the Drawdown Date thereof, and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and
(ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period: With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request
(i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any LIBOR Rate Loan, 1, 2, 3, 4, 5, or 6 months; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the

Borrower in a Conversion Request or a Loan Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                   (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                   (c) if the Borrower shall fail to give Notice as provided in
         Section 2.1A, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan, and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                   (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                   (e) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         L/C Issuer:  ABN AMRO.

         L/C Obligations: The aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         L/C Sublimit: $250,000 (or the equivalent thereof in foreign currencies freely convertible into U. S. dollars and readily available to the Agent), as reduced pursuant to the terms hereof.

         Lending Office:  See Section 11.4 hereof.

         Leumi:  See preamble.

         LIBOR Business Day: Any day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

         LIBOR Lending Office: Initially, the office of each of the Banks designated as such by Notice to the Borrower thereby; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans and designated by Notice to the Borrower.

         LIBOR Rate: For any Interest Period with respect to a LIBOR Rate Loan hereunder the rate of interest equal to (i) the rate determined by the Agent at which U.S. dollar deposits for such Interest Period are offered to the Agent by prime banks in the London interbank market as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         LIBOR Rate Loans: Loans bearing interest calculated by reference to the LIBOR Rate.

         LIBOR Rate Margin: One and sixty/one-hundredths of one percent (1.60%) per annum.

         Liens: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

         Loan: Any loan made or to be made to the Borrower pursuant to Section 2 hereof.

         Loan Documents: This Agreement, any Note and the Guaranty Agreement, in each case as from time to time amended or supplemented.

         Loan Request:  See Section 2.1(b).

         Material Domestic Subsidiary: Any Subsidiary organized under the laws of any state of the United States in which the Borrower or its Subsidiaries have invested $1,000,000 or more (or the foreign currency equivalent thereof).

         Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrower or material impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents.

         Maturity Date: The Termination Date, or such earlier date upon which all of the Obligations may become due and payable pursuant to the terms hereof.

         Net Income: The net income (or deficit) of the Borrower, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, after eliminating therefrom all Extraordinary Items of Income.

         Neumark Settlement: The agreement reached pursuant to that certain Settlement Agreement dated October 18, 1999, settling various disputes among the Borrower, other related parties, International Diamond Traders CY B.V.B.A. and Avi Neumark, further described in Note 7 to the financial statements of the Borrower for the fiscal year of the Borrower ending May 31, 2001.

         Note(s):  See Section 2.1.

         Notice or Notices: All requests, demands and other communications, in writing (including telecopy communications), sent by registered or certified mail, return receipt requested, overnight delivery service, telecopy or hand delivery to the other party at that party's Principal Office.

         Obligations: All indebtedness, obligations and liabilities of the Borrower to pay principal or interest of the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Subsidiaries arising under or directly in relation to any Loan Document, in each case whether now existing or hereinafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         Pegasus: Pegasus Overseas Ltd., a company organized under the laws of the Bahamas, which is a subsidiary of the Borrower.

         Pegasus Liabilities: The obligations and liabilities of Pegasus and its affiliates to the General Electric Company and its affiliates pursuant to an agreement between the parties for sourcing and high pressure, high temperature processing of gem diamonds.

         Person: Any individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         Principal Office:  With respect to each party, the following addresses:

         For ABN AMRO:
                           ABN AMRO Bank N.V.
                           680 Fifth Avenue, 6th Floor
                           New York, New York  10119
                           Attention:  Ned Koppelson
                           Telecopier Number:  (212) 649-5149
                           Telephone Number:  (212) 649-5132

         For Leumi:
                           Bank Leumi USA
                           562 Fifth Avenue
                           New York, New York  10036
                           Attention:  Yosef Haim
                           Telecopier Number:  (212) 626-1311
                           Telephone Number: (212) 626-1289

         For the Borrower:
                           Lazare Kaplan International Inc.
                           529 Fifth Avenue
                           New York, New York 10017
                           Attention:  William H. Moryto
                           Telecopier Number:  212-697-3197
                           Telephone Number:  212-857-7672

         Reimbursement Obligation:  See Section 3.3 hereof.

         Release: Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

         Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

         Revolver Percentage:  As to ABN AMRO, 66-2/3%; and, as to Leumi,
33-1/3%.

         Subsidiary: In respect of any Person, any business entity of which such Person at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

         Tangible Net Worth: The excess of (i) all assets of the Borrower determined in accordance with GAAP over (ii) all liabilities of the Borrower determined in accordance with GAAP, minus (iii) the sum of (A) the book value all intangibles determined in accordance with GAAP, including, without limitation, good will, patents and intellectual property, and (B) any write-up in the book value of assets since the most recent audited Financials in existence on the date hereof.

         Termination Date: December 1, 2004, or such later date as may be extended pursuant to Section 24 hereof.

         Total Dollar Outstandings: At any time of reference thereto, the sum of Loans outstanding at such time.

         Total Funded Debt: At any time the same is to be determined, the aggregate of all Indebtedness of the Borrower and its Subsidiaries at such time, including all Indebtedness of any other Person which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss.

         Working Capital: At any time, current assets of the Borrower in accordance with GAAP less Current Liabilities.

SECTION 2. REVOLVING CREDIT FACILITY.

         Section 2.1. Commitment to Lend. (a) Upon the terms and subject to the conditions of this Agreement, each Bank severally agrees to lend to the Borrower such sums that the Borrower may request, from the date hereof until but not including the Termination Date, provided that the sum of the outstanding principal amount of all Loans and L/C Obligations from such Bank (after giving effect to all amounts requested) shall not exceed such Bank's Commitment. LIBOR Rate

Loans shall be in the minimum aggregate amount of $300,000 or whole multiples of $100,000 in addition thereto.

         (b) The Borrower shall give to the Agent, written Notice in the form of Exhibit B attached hereto of each Loan requested to be made by each Bank hereunder (a "Loan Request") (i) no later than 12:00 noon, New York time, on the proposed Drawdown Date of any Base Rate Loan and (ii) no less than three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such Notice shall specify (A) the principal amount of the Loan requested,
(B) the proposed Drawdown Date of such Loan (which must be a Business Day or a LIBOR Business Day, as the case may be), (C) the Interest Period for such Loan and (D) whether such Loan shall be a Base Rate Loan or a LIBOR Rate Loan. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the applicable Bank on the proposed Drawdown Date. Subject to the foregoing, so long as the applicable Bank's Commitment is then in effect and the applicable conditions set forth in
Section 7.2 hereof have been met, such Bank shall advance the amount requested to the Borrower's bank account as designated on the applicable Loan Request (or such other account as such Bank may designate) in immediately available funds not later than the close of business on such Drawdown Date.

         (c) The obligation of the Borrower to repay each Bank the principal of the respective Loans and interest accrued thereon shall be evidenced by a promissory note (a "Note") substantially in the form of Exhibit C attached hereto, dated as of the date hereof and completed with appropriate insertions. Such Note shall be executed and delivered by the Borrower and payable to the order of the respective Bank, in form and substance satisfactory to such Bank, in a principal amount equal to such Bank's Loan Commitment.

        Section 2.1A. Conversion Options. (a) The Borrower may elect from time to time to convert any outstanding Loan with each Bank from a Base Rate Loan to a LIBOR Rate Loan or from a LIBOR Rate Loan to a Base Rate Loan, provided that
(i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days prior written Notice of such election; (ii) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days prior written Notice of such election; and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, the Banks shall take such action as is necessary to transfer such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of the outstanding Loans may be converted as provided herein, provided that any partial conversions shall be in an aggregate principal amount of $300,000 or a whole multiple of $100,000 in addition thereto. Each Conversion Request relating to the conversion of a Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

         (b) Any Base Rate Loan or LIBOR Rate Loan may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the

Notice provisions contained in Section 2.1A(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default. In the event that the Borrower fails to provide any such Notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto.

         (c) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $300,000 or a whole multiple of $100,000 in addition thereto.

         (d) All Loans shall be made on a pro rata basis from each of the Banks.

         Section 2.2. Interest. So long as no Event of Default is continuing, each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate and each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the LIBOR Rate determined for such Interest Period plus (ii) the LIBOR Rate Margin. The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto. While an Event of Default is continuing and a Bank shall have exercised its rights pursuant to Section 9.1(2) hereof or in the case of an Event of Default under clause (h) or (i) of Section 9.1, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the Base Rate plus two percent (2%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by each of the Banks (after as well as before judgment).

         Section 2.3. Repayments and Prepayments. The Borrower hereby agrees to pay to each of the Banks, no later than the Maturity Date, the entire unpaid principal of and interest on all Loans with such Bank. The Borrower may elect to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, provided that (a) any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 2.3 may be made only on the last day of the Interest Period relating thereto, (b) any such prepayments of LIBOR Rate Loans shall be in a minimum amount of $300,000 or a whole multiple of $100,000 in addition thereto and (c) all such prepayments shall be made on a pro rata basis to each of the Banks. The Borrower shall give the Agent Notice of the date and amount of any proposed prepayment pursuant to this Section 2.3 (y) no less than three (3) LIBOR Business Days prior to any such proposed prepayment of any LIBOR Rate Loans, and (z) no later than 10:00 a.m., New York time, on the date of any such prepayment of any Base Rate Loan. The Borrower shall be entitled to reborrow before the Termination Date such amounts, upon the terms and subject to the conditions of this Agreement. Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. If at any time the aggregate amount of Loans outstanding plus the L/C Obligations shall exceed the aggregate Commitment, the Borrower shall immediately pay the amount of such excess to the Banks pro rata for application to the Loans with each such Bank and the cash collateralization of any outstanding Letters of Credit. The L/C Obligations shall be measured by the U. S. dollar equivalent thereof and accordingly, any foreign currency amount thereof shall be converted by the Agent at the mid-point of the spot rate of exchange between such currency and U. S. dollars as determined by the Agent. The Borrower may elect to reduce or terminate the Commitment pro rata with the Banks by a minimum principal amount of $100,000 or an integral multiple thereof of the amount reduced or, as the case may be, terminated, upon Notice to the Agent given by 10:00 a.m., New York time, at least two (2) Business Days prior to the date of such reduction or termination. The Borrower shall not be entitled to reinstate the respective Commitment following such reduction or termination.

SECTION 3. LETTER OF CREDIT FACILITY.

         Section 3.1. General Terms. Subject to the terms and conditions hereof, as part of the Commitment, the L/C Issuer shall issue Letters of Credit (each, a "Letter of Credit") for the Borrower's account in an aggregate undrawn face amount up to the L/C Sublimit. Each Bank shall be obligated to reimburse the L/C Issuer for such Bank's Revolver Percentage of the amount of each drawing under a Letter of Credit and, accordingly, each Letter of Credit shall constitute usage of the Commitment of each Bank pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

         Section 3.2. Applications. At any time before the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in Dollars, in form and substance acceptable to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or 30 days prior to the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 3 hereof, and (ii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). Without limiting the foregoing, the L/C Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the terms or conditions of this Agreement (including the conditions set forth in Section 7.2 and the other terms of this Section 3).

         Section 3.3. The Reimbursement Obligations. The obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (New York City time) on the date when each drawing is to be paid in immediately available funds at the Agent's principal office in New York City, New York, and the Agent shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks (as defined below) fund their participations in the manner set forth in Section 3.4 below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 3.4 below.

         Section 3.4. The Participation Interests. Each Bank (other than the Bank acting as L/C Issuer) severally and not jointly agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided participating interest (a "Participating Interest") to the extent of its Revolver Percentage in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon Borrower's failure to pay any Reimbursement Obligation on the date and at the time required, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a Notice from the L/C Issuer (with a copy to the Agent) to such effect, if such Notice is received before 1:00 p.m. (New York City time), or not later than 1:00 p.m. (New York City time) the following Business Day, if such Notice is received after such time, pay to the Agent for the account of the L/C Issuer an amount equal to such Participating Bank's Revolver Percentage of such unpaid Reimbursement Obligation together with interest on such amount accrued from the date the L/C Issuer made the related payment to the date of such payment by such Participating Bank at a rate per annum equal to: (i) from the date the L/C Issuer made the related payment to the date 2 Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Base Rate in effect for each such day. Each such Participating Bank shall, after making its appropriate payment, be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a lender hereunder.

         The several obligations of the Participating Banks to the L/C Issuer under this Section 3.4 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or has had against the Borrower, the L/C Issuer, the Agent, any Bank or any other Person. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Bank, and each payment by a Participating Bank under this Section 3.4 shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 3.5. Indemnification. The Participating Banks shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Banks under this Section 3.5 and all other parts of this Section 3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

         Section 3.6. Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days' advance written notice to the Agent of each request for the issuance of a Letter of Credit, each such notice to be accompanied by a properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Agent shall promptly notify the L/C Issuer of the Agent's receipt of each such notice and the L/C Issuer shall promptly notify the Agent and the Banks of the issuance of a Letter of Credit.

SECTION 4. CHANGES IN CIRCUMSTANCES, ETC.

         Section 4.1. Indemnity. The Borrower agrees to indemnify each of the Banks and to hold such Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss, cost or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans or the cost of breaking any swaps or other hedging agreements, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or Conversion Request relating thereto in accordance with Section 2.1A, and (iii) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans or the cost of breaking any swaps or other hedging agreements.

SECTION 5. FEES AND PAYMENTS

         Section 5.1. Revolving Credit Commitment Fees. The Borrower shall pay to the Agent for the ratable account of the Banks according to their Revolver Percentages a commitment fee at the rate per annum equal to one-fourth of one percent (1/4 of 1%) (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused Commitments. Such commitment fee shall be payable quarter-annually in arrears on the last Business Day of each November, February, May and August in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

         Section 5.2. Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to
Section 3.2 hereof, the Borrower shall pay to the

L/C Issuer for its own account an issuance fee equal to 1% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in advance commencing on the day of issuance and at the end of each three-month period hereafter, the Borrower shall pay to the Agent, for the ratable benefit of the Banks according to their Revolver Percentages, a letter of credit fee at a rate per annum equal to the LIBOR Rate Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) applied to the face amount of Letters of Credit outstanding at the beginning of such quarterly period. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer's standard drawing, negotiation, amendment, transfer and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time.

         Section 5.3. Payments. All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. Dollars in immediately available funds at the Agent's Principal Office, without set-off or counterclaim and without any withholding or deduction whatsoever, provided, however, that any L/C Obligations denominated in a foreign currency shall be repaid by the Borrower in such foreign currency at such office of the Agent as specified by Notice from the Agent to the Borrower. Each Bank shall be entitled to charge any account of the Borrower with such Bank for any sum due and payable by the Borrower to such Bank hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of interest or fees payable hereunder shall be made by the applicable Bank on the basis of actual days elapsed and on a 360-day year.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to each Bank on the date hereof, on the date of any Loan Request and, on the date of any request for a Letter of
Credit:

                   (a) the Borrower and each Subsidiary is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business (except where the failure to so qualify in any such jurisdiction would not have a Materially Adverse Effect), and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party (i) are within its corporate authority, (ii) have been duly authorized, (iii) do not conflict with or contravene its Charter Documents;

                   (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of each of the Borrower and Guarantors party thereto, enforceable in accordance with its terms;

                   (c) the Borrower and each of its Subsidiaries has good and marketable title to all its material properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrower and its Subsidiaries maintain insurance with financially responsible insurers and copies of the Borrower's primary Jewelers Block Policy and a schedule of other insurance policies have been previously delivered to each of the Banks, covering such risks and in such amounts and with such deductibles as are customary in the Borrower's business and are adequate;

                   (d) the Borrower has provided to each of the Banks its Financials as at February 28, 2002, and for the third quarter then ended, as filed with the Securities and Exchange Commission, and such Financials are complete and correct and fairly present the position of the Borrower in accordance with GAAP applied consistent with the annual financial statements of the Borrower as filed with the Securities and Exchange Commission as at such date and for such period in accordance with GAAP consistently applied;

                   (e) since February 28, 2002, there has been no material adverse change of any kind in the business or financial condition of the Borrower which would have a Materially Adverse Effect;

                   (f) there are no legal or other proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect;

                   (g) the execution, delivery and performance of its obligations, and the exercise of its rights under the Loan Documents by the Borrower and each Guarantor, including borrowing under this Agreement and the obtaining of Letters of Credit under this Agreement
         (i) do not require any Consents (other than the Consent of Antwerp Diamond Bank in connection with its $40,000,000 line of credit); and
         (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property;

                   (h) the Borrower and each Guarantor is not in violation of
         (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws;

                   (i) all information furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Bank for purposes of or in connection with this Agreement, or any transaction contemplated herein, is true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was provided;

                   (j) all proceeds of Loans shall be used by the Borrower for the repayment of obligations to Fleet National Bank and for working capital purposes and other general corporate purposes of the Borrower and its Subsidiaries and no part of the proceeds of any Loan or other extension of credit hereunder will be used by the Borrower or any Subsidiary thereof to purchase or carry any margin stock (within the meaning of the Regulations of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock and neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of the Regulations of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations relating to Margin Stock; Margin Stock (as defined above) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder;

                   (k) the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed all tax returns required to be filed by the Borrower and/or any of its Subsidiaries and the Borrower and each of its Subsidiaries has paid all taxes, assessments and other governmental charges payable by them other than taxes, assessments and other governmental charges which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP and as to which no Lien exists;

                   (l) the Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC or a Plan under Title IV of ERISA and the Borrower and its Subsidiaries have no unaccrued contingent liabilities with respect to any post-retirement benefits under a welfare plan, as defined in
         Section 3(i) of ERISA, other than liability for continuation coverage described in article 6 of Title 1 of ERISA;

                   (m) Schedule I correctly sets forth, as of the Closing Date, each Subsidiary of the Borrower, its respective jurisdiction of organization and the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof;

                   (n) the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws; there are no pending or, to the best knowledge of the Borrower and its Subsidiaries after due inquiry, threatened Environmental Claims, including any such claims (regardless of materiality) for liabilities under CERCLA relating to the disposal of Hazardous Materials, against the Borrower or any of its Subsidiaries or any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries; there are no facts, circumstances, conditions or occurrences on any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries that, to the best knowledge of the Borrower and its Subsidiaries after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property, or (ii) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Borrower or any of its Subsidiaries under any applicable Environmental Law; Hazardous Materials have not been Released on or from any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries where such Release, individually, may reasonably be expected to require in excess of $50,000 in response costs under any applicable Environmental Law; and

                   (o) neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 7. CONDITIONS PRECEDENT.

         Section 7.1. Closing Conditions. In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Agent may require at or prior to the time of executing this Agreement, the obligation of each Bank to make the initial Loan, and of the L/C Issuer to issue any Letter of Credit is subject to the satisfaction of the following further conditions precedent:

                   (a) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Agent, and each Bank shall have received all information and documents as it may have reasonably requested, including without limitation, the Charter Documents and good standing certificate of the Borrower and the resolutions of the boards of directors of the Borrower and the Guarantors authorizing the transactions contemplated hereby;

                   (b) each Bank shall have received a Note in the amount of its Commitment;

                   (c) the Borrower and the Guarantors shall have provided certificates of incumbency and specimen signatures as to the officers authorized to sign the Loan Documents;

                   (d) each Bank shall have received a legal opinion covering customary matters in an unsecured credit facility, satisfactory in form and substance to the Agent, from counsel to the Borrower;

                   (e) each Bank shall have received evidence of all hazard, property and liability insurance maintained by the Borrower and copies of the primary Jewelers Block insurance policy and such insurance shall be in such amounts and of such types as shall be satisfactory to such Bank;

                   (f) no material adverse change shall have occurred in the business or financial condition of the Borrower since February 28, 2002;

                   (g) the Agent shall have received all appropriate documentation evidencing the termination of the Borrower's obligations to Fleet National Bank except as to the outstanding yen letter of credit with an expiration date of August 31, 2002 which shall be replaced by a Letter of Credit to be issued hereunder; and

                   (h) all legal matters incident to the execution and delivery of the Loan Documents should be satisfactory to the Agent and its legal counsel.

         Section 7.2. Conditions to All Borrowings. The obligation of each Bank to make any Loan, and of the L/C Issuer to issue any Letters of Credit hereunder, is subject to the satisfaction of the following further conditions precedent:

                   (a) each of the representations and warranties of the Borrower to the Banks herein, in any of the other Loan Documents or any documents, certificate or other paper or Notice in connection herewith shall be true and correct in all material respects as of the time made or claimed to have been made, except for representations and warranties that are made as of a certain date, which shall be true and correct in all material respects as of such date;

                   (b) no Default or Event of Default shall be continuing;

                   (c) no change shall have occurred in any law or regulation or in the interpretation thereof that in the opinion of the L/C Issuer would make it unlawful for such L/C Issuer to issue such Letter of Credit;

                   (d) each Bank shall have received the most recent audited Financials of the Borrower and quarterly unaudited Financials; and

                   (e) there shall have been no change in the business, assets, financial condition of the Borrower since the date of the most recently delivered Financial Statements which would have a Materially Adverse Effect.

SECTION 8. COVENANTS.

         Section 8.1. Affirmative Covenants. The Borrower agrees that so long as there are any Loans or L/C Obligations outstanding and until the termination of the Commitments and the payment and satisfaction in full of all the Obligations, the Borrower will comply with its obligations as set forth throughout this Agreement and will:

                   (a) furnish each Bank: (i) as soon as available but in any event within one hundred and twenty (120) days after the close of each fiscal year, its audited and unqualified Financials for such fiscal year, certified by the Borrower's outside accountants; (ii) as soon as available but in any event within sixty (60) days after the end of each fiscal quarter, unaudited Financials for such fiscal quarter certified by its chief financial officer; and (iii) together with the items required pursuant to clauses (i) and (ii) above, a certificate of the Borrower submitted by its Duly Authorized Officer thereof, in form and substance satisfactory to such Bank, setting forth computations demonstrating compliance with the Borrower's financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto;

                   (b) keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year;

                   (c) (i) maintain its corporate existence, business and material assets, (ii) keep its business and assets adequately insured,
         (iii) maintain its chief executive office in the United States, (iv) continue to engage in substantially the same lines of business, (v) comply with all Requirements of Law, including ERISA and Environmental Laws, the violation of any of which would have a Materially Adverse Effect and (vi) conduct annual physical inventory counts;

                   (d) notify each Bank promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any non-compliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address and (iv) any pending, or to the knowledge of the Borrower, threatened, litigation or similar proceeding affecting the Borrower, which litigation or proceeding could reasonably be expected to result in the imposition of a liability upon the Borrower in excess of $250,000, or any material adverse change in any such litigation or proceeding previously reported;

                   (e) use the proceeds of the Loans solely for working capital purposes and other general corporate purposes and to satisfy its obligations with Fleet National Bank and not use the Loans or the Letters of Credit for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

                   (f) pay all taxes (including sales and withholding taxes) and other obligations as and when due except where contested in good faith and by appropriate proceedings for which the Borrower shall have set aside adequate reserves;

                   (g) permit each Bank, and each of their duly authorized representatives and agents to visit and inspect (an "Inspection") any of its property, corporate books and financial records annually, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Agent and such Banks the finances and affairs of the Borrower and its Subsidiaries) at such reasonable times and intervals as such Bank may designate, provided, however, if a

         Default or Event of Default has occurred and is continuing, each Bank may conduct an Inspection at any time;

                   (h) cooperate with each Bank, take such action, execute such documents, and provide such information as such Bank may from time to time request in order further to effect the transactions contemplated by and the purposes of the Loan Documents; and

                   (i) cause each Material Domestic Subsidiary created after the date hereof to become a Guarantor under the Guaranty Agreement.

         Section 8.2. Negative Covenants. The Borrower agrees that so long as there are any Loans or L/C Obligation outstanding and until the termination of the Commitments and the payment and satisfaction in full of all the Obligations, the Borrower will not:

                   (a) create, incur or assume any Indebtedness other than (i) Indebtedness to each of the Banks, (ii) up to $40,000,000 in unsecured Indebtedness under lines of credit from Antwerp Diamond Bank, including guaranties by Subsidiaries of the Borrower (including, without limitation, Material Domestic Subsidiaries) in connection with such Indebtedness, (iii) up to One Billion One Hundred Million Yen in unsecured Indebtedness to ABN AMRO or any affiliate thereof in Japan, including guaranties by Subsidiaries of the Borrower (including, without limitation, Material Domestic Subsidiaries) in connection with such Indebtedness, (iv) current liabilities of the Borrower not incurred through the borrowing of money or the obtaining of credit on an open account customarily extended, (v) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken and (vi) other unsecured Indebtedness not in excess of $250,000;

                   (b) create or incur any Liens on any of the property or assets of the Borrower or its Subsidiaries except (i) Liens granted by Pegasus in favor of GE Superabrasives Ireland ("GESI") on inventories of gem diamonds purchased by Pegasus from GESI for processing; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due; and
         (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect;

                   (c) make any investments which in the aggregate exceeds $150,000 in any one fiscal year, other than investments in: (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits of the Banks or of United States banks having total assets in excess of $1,000,000,000, (iii) investments in Northbank Diamonds Ltd., (iv) Subsidiaries or other equity investments existing on the date hereof, (v) investments by Pegasus (net of related contra-accounts and credits) in inventory of gem diamonds not to exceed $8,000,000 at any one time outstanding, (vi) investments by the Borrower after the date hereof in Subsidiaries and joint ventures in the ordinary course of Borrower's business, provided, however, that the aggregate amount of such additional investments, at any one time outstanding shall not exceed 10% of the Tangible Net Worth of the Borrower and its Subsidiaries on a consolidated basis or (vii) such other investments as each of the Banks may from time to time approve in writing;

                   (d) merge or consolidate with any other party (other than with Subsidiaries of the Borrower so long as the Borrower is the survivor), or enter into any stock acquisitions; enter into any wholly new lines of business or otherwise materially change the conduct of the Borrower's business as presently conducted; or effect any significant change in the Borrower's accounting practices or treatment except as may be permitted or required by GAAP;

                   (e) purchase, lease or otherwise acquire assets other than in the ordinary course, consistent with the past practices of the Borrower; or dispose of or sell assets other than (i) the sale of inventory and excess or obsolete equipment and other assets in the ordinary course of business and (ii) prior to the occurrence of a Default or an Event of Default, the sale of assets (other than inventory) on arms-length terms for fair value, provided that, in the case of Section 8.2(e) (ii) the amount of such assets sold or disposed of, when combined with all other such sales or other dispositions of assets, shall not exceed $500,000 in the aggregate during any fiscal year of the Borrower.

                   (f) make any repurchases of any capital stock or other securities of the Borrower in excess of $2,000,000 in the aggregate during any fiscal year of the Borrower;

                   (g) conduct transactions with Subsidiaries of the Borrower or other affiliates on anything other than an arm's length basis and in the ordinary course of business consistent with the past practices of the Borrower; or

                   (h) make, or become obligated to make any Capital Expenditures, except that during any fiscal year the Borrower and its Subsidiaries may make, or become obligated to make, Capital Expenditures so long as the aggregate amount of such Capital Expenditures (net of proceeds from the sale of capital or fixed assets) does not exceed in any fiscal year $1,500,000.

         Section 8.3. Financial Covenants. The Borrower agrees that so long as there are any Loans or L/C Obligations outstanding and until the termination of the Commitments and the payment and satisfaction in full of all the Obligations, the Borrower will have or maintain, on a consolidated basis with its
Subsidiaries:

                   (a) as of the end of each of its fiscal quarters through May 31, 2003, Working Capital of not less than Seventy-five Million Dollars ($75,000,000) and not less than Eighty Million Dollars ($80,000,000) as of the end of each fiscal quarter thereafter;

                   (b) as of the end of each of its fiscal quarters, Tangible Net Worth of not less than Eighty Million Dollars ($80,000,000) through May 31, 2003 and not less than Eighty-five Million ($85,000,000) as of the end of each fiscal quarter thereafter;

                   (c) as of the end of each of its fiscal quarters, a ratio of Total Funded Debt to Tangible Net Worth at not more than 1.50 to 1.00; and

                  (d) as of the end of each of its fiscal years, commencing with fiscal year ending May 31, 2003, a ratio of EBITDA to Interest Expense of not less than 1.25 to 1.00.

SECTION 9. EVENTS OF DEFAULT; ACCELERATION.

         Section 9.1. Events of Default. If any of the following events ("Events of Default") shall occur:

                   (a) the Borrower shall fail to pay when due and payable any principal of the Loans or any Reimbursement Obligations with respect to any Letters of Credit;

                   (b) the Borrower shall fail to pay interest on the Loans, any fee or any other sum due under any of the Loan Documents when required to be made hereby;

                   (c) the Borrower shall fail to perform any term, covenant or agreement contained in Sections 8.1(e), 8.2 (other than 8.2(c)(v)) and 8.3, provided, however, with regard to Section 8.3, if on any date (the "Compliance Date") not later than 30 days after the earlier of (i) delivery by the Agent or either of the Banks to the Borrower of a Notice with respect to such default, or (ii) the date on which the Borrower first obtains actual knowledge of any such default, there shall have been contributed to the capital of the Borrower a sum in cash in immediately available funds (and as evidenced by such written instruments or documents as shall be reasonably satisfactory to the Agent, upon satisfaction of which, such contribution shall be considered an addition to Net Income for the period tested), in an amount which, after giving effect thereto, would enable the Borrower to meet the requirements as in effect on the Compliance Date of the covenants of Section 8.3 giving rise to the default, then no Event of Default shall be deemed to have occurred under this Section 9.1(c) with respect to such default without any further action by the Banks or the Borrower;

                   (d) the Borrower shall fail to perform any other term, covenant or agreement contained in the Loan Documents within thirty
         (30) days after either Bank has given Notice of such failure to the Borrower, provided, however, that if such failure is cured within such period there shall be no Event of Default under this clause (d);

                   (e) any representation or warranty of the Borrower in the Loan Documents or in any certificate or Notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

                   (f) any of the Borrower or its Subsidiaries shall be in default (after any applicable period of grace or cure period) under any agreement or agreements evidencing a Capitalized Lease or Indebtedness in excess of $100,000 owing to any Person, or any affiliate thereof, or shall fail to pay such amounts thereunder when due, or within any applicable period of grace;

                   (g) any of the Loan Documents shall be terminated or otherwise cease to be in full force and effect;

                   (h) any of the Borrower or its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or (y) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

                   (i) any of the Borrower or its Subsidiaries shall be unable to pay its debts as they mature;

                   (j) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower or any of its Subsidiaries that, together with other final judgments and execution actions against the Borrower or any such Subsidiary exceeds $100,000 in the aggregate;

         THEN, or at any time thereafter:

                   (1) In the case of any Event of Default under clause (h) or
         (i), (A) the Commitments shall automatically terminate and each Bank shall be relieved of all further obligations, as provided herein, to make Loans to, or issue Letters of Credit for the benefit of, the Borrower, (B) the Borrower shall immediately deliver to the Agent cash collateral in an amount equal to the undrawn amount of all outstanding Letters of Credit and (C) the entire unpaid principal amount of the Loans, Reimbursement Obligations, all interest accrued and unpaid thereon, all accrued and unpaid fees, and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or Notice of any kind, all of which are hereby expressly waived by the Borrower; and

                   (2) In the case of any Event of Default other than (h) and
         (i), each Bank may, by Notice to the Borrower, (A) terminate its Commitment, (B) require that the Borrower deliver cash collateral to the Agent in an amount equal to the undrawn amount of all outstanding Letters of Credit and/or (C) declare the unpaid principal amount of its Loans, Reimbursement Obligations, all interest accrued and unpaid thereon, all accrued and unpaid fees and all other amounts payable hereunder and under the other Loan

         Documents to be forthwith due and payable, without presentment, demand, protest or further Notice of any kind, all of which are hereby expressly waived by the Borrower.

         No remedy herein conferred upon the Agent or either Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law.

         Section 9.2. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 9.1 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent, the Banks, and the L/C Issuer. If and when requested by the Borrower, the Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Agent or the Banks; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and
(iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

SECTION 10. SETOFF.

         Any deposits or other sums credited by or due from either Bank to the Borrower (in whatever currency denominated) may, from and after an Event of Default, be applied to or set off by such Bank against any principal, interest and any other amounts due and payable from the Borrower to such Bank in respect of the Obligations at any time without Notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower. Each Bank agrees to notify the Borrower and the Agent promptly after such setoff.

SECTION 11. CHANGE IN CIRCUMSTANCES.

         Section 11.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain any LIBOR Rate Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Agent and the Borrower and such Bank's obligations to make or maintain LIBOR Rate Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain LIBOR Rate Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected LIBOR Rate Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected LIBOR Rate Loans from such Bank by means of Base Rate Loans from such Bank.

         Section 11.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of LIBOR Rate Loans:

                   (a) the applicable Bank determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

                   (b) the applicable Bank determines that the making or funding of LIBOR Rate Loans become impracticable,

then such Bank shall forthwith give notice thereof to the Agent and the Borrower, whereupon until such Bank notifies the Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of such Bank to make LIBOR Rate Loans shall be suspended.

        Section 11.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                            (i) shall subject any Bank (or its Lending Office)
                  to any tax, duty or other charge with respect to its LIBOR Rate Loans or its Notes or its interest in the Letters of Credit or its obligation to make LIBOR Rate Loans or to issue the Letters of Credit or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its LIBOR Rate Loans or any other amounts due under this Agreement or any other Loan Document in respect of its LIBOR Rate Loans or its interest in Letters of Credit, or its obligation to make LIBOR Rate Loans or to issue the Letters of Credit (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                           (ii) shall impose, modify or deem applicable any
                  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Rate Loans any such requirement included in an applicable Eurocurrency Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its LIBOR Rate Loans or its Notes, or its interest in Letters of Credit or its obligation to make LIBOR Rate Loans or to issue Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any LIBOR Rate Loan or issuing or participating in any Letters of Credit or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank, the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                   (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                   (c) A certificate of a Bank claiming compensation under this
         Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

        Section 11.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof

(each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a Notice to the Borrower.

        Section 11.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to LIBOR Rate Loans shall be made as if each Bank had actually funded and maintained each LIBOR Rate Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 12. EXPENSES AND INDEMNIFICATION.

         Section 12.1. Expenses. The Borrower agrees to pay (i) the reasonable costs of producing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by each Bank (other than taxes based upon such Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify each Bank with respect thereto), (iii) the reasonable legal fees, expenses and disbursements incurred in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the reasonable fees, expenses and disbursements of each Bank or any of its affiliates incurred by such Bank or such affiliate in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, (v) all reasonable out-of-pocket expenses (including without limitation attorneys' fees and costs, which attorneys may be employees of either Bank, and consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by each Bank in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to either Bank's relationship with the Borrower or any of its Subsidiaries.

        Section 12.2. Indemnification. The Borrower agrees to indemnify and hold harmless each Bank and its respective affiliates (the "Indemnified Parties") from and against any and all claims, actions and suits whether groundless or otherwise ("Claims"), and from and against any and all liabilities, losses, damages and expenses of every nature and character ("Losses") arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by either Bank upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items, (iii) the Borrower or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (iv) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any toxic substances, oil or hazardous materials or other chemicals or substances regulated by Environmental Laws ("Hazardous Substances") or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (v) any sales, use, transfer, documentary and stamp taxes (but excluding any taxes based upon or measured by the income or profits of each Bank) and any recording and filing fees paid by each Bank and which arise by reason of the transactions contemplated hereby or by any of the Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for Claims or Losses arising out of (i) gross negligence or willful misconduct of the Indemnified Party, (ii) disputes between or among the Banks, the Agent or L/C Issuer, or (iii) any breaches by the Indemnified Party of its obligations under this Agreement or any of the Loan Documents. In litigation, or the preparation therefor, each Bank and its respective affiliates shall be entitled to select its own counsel reasonably acceptable to the Borrower and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this
Section 12.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         Section 12.3. Survival. The covenants contained in this Section 12.3 shall survive payment or satisfaction in full of all other Obligations.

SECTION 13. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in any Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by each Bank, notwithstanding any investigation heretofore or hereafter made by such Bank, and shall survive the making by such Bank of any of the Loans and issuance of Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or any Note or any of the other Loan Documents remains outstanding or either Bank has any obligation to make any Loans or has any obligation to issue Letters of Credit and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate delivered to either Bank at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

SECTION 14. ASSIGNMENT.

         The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written Consent of the Agent.

SECTION 15. THE AGENT.

        Section 15.1. Appointment and Authorization of Agent. Each Bank hereby appoints ABN AMRO as the Agent under the Loan Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Notwithstanding the use of the word "Agent" as a defined term, the Banks expressly agree that the Agent is not acting as a fiduciary of any Bank in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Banks except as expressly set forth herein or as required by law.

         Section 15.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any affiliate of the Borrower as if it were not the Agent under the Loan Documents. The term "Bank" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank.

         Section 15.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default, the Agent shall promptly give each of the Banks written notice thereof. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Bank or the Borrower. In all cases in which the Loan Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder.

        Section 15.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the written advice of such counsel, accountants or experts.

         Section 15.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Loan; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in

Section 7 hereof; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Agent shall have no liability to any Bank with respect thereto.

        Section 15.6. Indemnity. The Banks shall ratably, in accordance with their respective Revolver Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section shall survive termination of this Agreement. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Bank arising outside of this Agreement and the other Loan Documents.

        Section 15.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which may be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Loan Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder.

After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 15 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Banks and the Borrower shall be directed to make all payments due each Bank hereunder directly to such Bank.

        Section 15.8. L/C Issuer. The L/C Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Section 15 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 15, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

SECTION 16. NOTICES, ETC.

         Except as otherwise expressly provided in this Agreement, all Notices and other communications made or required to be given pursuant to this Agreement or any Note shall be addressed to such parties' Principal Office or such other address for Notice as such party shall have last furnished in writing to the Person giving Notice.

SECTION 17. GOVERNING LAW.

         THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 18. HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 19. COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 20. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 22.

SECTION 21. WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any Note or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, no Bank or attorney of such Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that each Bank has been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 22. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any Consent or approval required or permitted by this Agreement to be given by either Bank may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written Consent of the Borrower and the written Consent of each Bank. No course of dealing or delay or omission on the part of either Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Notice to or demand upon the Borrower shall entitle the Borrower to other or further Notice or demand in similar or other circumstances.

SECTION 23. SEVERABILITY.

         The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 24. EXTENSION OF TERMINATION DATE.

         The Borrower may annually request that the Banks' Commitments be extended for an additional one-year period by providing notice of such request to the Agent no later than 40 days prior to November 30 of each year, commencing November 30, 2003. If a Bank agrees, in its individual and sole discretion, to extend its Commitment (an "Extending Bank") it will notify the Agent, in writing, of its decision to do so on or before the October 31 following such request. The Agent will promptly notify the Borrower, in writing, of the Banks' decisions. The Extending Banks' Commitments will be extended for an additional one-year period from the then existing Termination Date. Any Bank that declines the Borrower's request for a commitment extension (a "Declining Bank") will have its Commitment terminated on the then existing Termination Date (without regard to any extensions by the other Bank).



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.



                                       LAZARE KAPLAN INTERNATIONAL INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                       ABN AMRO BANK N.V.


                                       By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                       By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                       BANK LEUMI USA


                                       By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT A

                                    GUARANTY

         This Guaranty Agreement (the "Guaranty") dated as of this ____ day of August, 2002, from each of the parties who have executed this Guaranty (being herein referred to collectively, as the "Guarantors" and individually, as a "Guarantor") in favor of ABN AMRO Bank N.V. ("ABN AMRO") and BANK LEUMI USA ("LEUMI").

                                WITNESSETH THAT:

         WHEREAS, LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation, (the"Borrower") and ABN AMRO, individually and as administrative agent (the "Agent"), and Leumi have entered into the Revolving Credit Agreement, dated as of August __, 2002 (such Revolving Credit Agreement as the same may be amended, modified, supplemented, restated and/or replaced from time to time being hereinafter referred to as the "Bank Credit Agreement"), pursuant to which such banks (ABN AMRO, Leumi and any other banks which are now or which from time to time hereafter become party to the Bank Credit Agreement being hereinafter referred to collectively, as the "Banks" and individually, as a "Bank" and each letter of credit issuer thereunder being hereinafter referred to collectively, as the "Letter of Credit Issuers" and individually, as a "Letter of Credit Issuer") have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations to the Borrower;

         WHEREAS, the Agent, the Banks and the Letter of Credit Issuers shall be hereinafter referred to collectively, as the "Guaranteed Creditors" and individually, as a "Guaranteed Creditor";

         WHEREAS, pursuant to the Bank Credit Agreement, the Banks have required, among other things, that each Guarantor provide to the Agent and the Guaranteed Creditors its payment guarantee of the credit facilities under the Bank Credit Agreement;

         WHEREAS, the Borrower provides each Guarantor that is a subsidiary of the Borrower (whether directly or indirectly) with substantial financial, management, administrative, and technical support, and each Guarantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Guaranteed Creditors to the Borrower;

         WHEREAS, as to each Guarantor that is not a subsidiary of the Borrower, it is in the best business interest of such Guarantor and its stockholders that the Borrower receive credit and other financial accommodations extended by the Guaranteed Creditors because of the mutual business interests and endeavors of the Borrower and such Guarantor;

         NOW, THEREFORE, for and in consideration of the benefits accruing to each Guarantor, the receipt and sufficiency are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Agent and the Guaranteed Creditors and hereby covenants and agrees with the Agent and the Guaranteed Creditors as follows:

           Section 1. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Bank Credit Agreement.

           Section 2. Each Guarantor hereby jointly and severally guarantees to the Agent and the Guaranteed Creditors, the due and punctual payment when due of
(a) any and all indebtedness, obligations, and liabilities of whatsoever kind and nature of the Borrower under the Bank Credit Agreement and the obligations of the Borrower to reimburse the Letter of Credit Issuers and the Banks for the amount of all drawings under Letters of Credit issued for the account of the Borrower pursuant to the Bank Credit Agreement, and all other obligations of the Borrower under any and all Applications for such Letters of Credit (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced, or acquired, and whether several, joint, or joint and several (the "Bank Obligations"), (b) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Agent and any Guaranteed Creditor, in collecting or enforcing any of such indebtedness, obligations, or liabilities or in realizing on or protecting or preserving any security therefor, if any (all of the foregoing being hereinafter referred to as the "Guaranteed Indebtedness"). In case of failure by the Borrower to punctually pay any Guaranteed Indebtedness, each Guarantor hereby jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise. All payments hereunder by any Guarantor shall be made in immediately available and freely transferable funds in Dollars without set-off, counterclaim or other defense or withholding or deduction of any nature. Notwithstanding anything in this Guaranty to the contrary, the right of recovery against a Guarantor under this Guaranty shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.

           Section 3. Each Guarantor further jointly and severally agrees to pay on demand all reasonable out of pocket expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Agent and any Guaranteed Creditor in endeavoring to collect the Guaranteed Indebtedness or any part thereof, or in enforcing or endeavoring to enforce any Guarantor's obligations hereunder, or any part thereof, or in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

           Section 4. Each Guarantor agrees that, upon demand, such Guarantor shall pay to the Agent for the benefit of the Guaranteed Creditors the full amount of the indebtedness hereby guaranteed then due (subject to the right of recovery from such Guarantor pursuant to the last sentence of Section 2 above) whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder, provided, however, that the aggregate amount payable by the Guarantors shall in no event exceed the amount due and owing to the Guaranteed Creditors by the Borrower.

           Section 5. Each Guarantor agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount owing and payable to the Agent and the

Guaranteed Creditors of the Guaranteed Indebtedness has been fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any Guaranteed Indebtedness and all Letters of Credit issued under the Bank Credit Agreement shall have expired or otherwise terminated. The payment by any Guarantor of any amount or amounts to the Agent or the Guaranteed Creditors pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the Guaranteed Indebtedness or any part thereof or any collateral security therefor, if any, or any other rights or remedies in any way relating thereto or in and to any amounts theretofore, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the Guaranteed Indebtedness and all costs and expenses suffered or incurred by the Agent and Guaranteed Creditors in enforcing this Guaranty have been paid and satisfied in full and each of the commitments by the Guaranteed Creditors to extend any Guaranteed Indebtedness and all Letters of Credit issued under the Bank Credit Agreement shall have expired or otherwise terminated and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the Guaranteed Indebtedness or any part thereof shall be held and taken to be merely payments to the Agent and Guaranteed Creditors reducing pro tanto the indebtedness hereby guaranteed.

           Section 6. This Guaranty is a continuing, absolute and unconditional guaranty of payment and not merely of collection, and shall remain in full force and effect as against each Guarantor until all of the Guaranteed Indebtedness shall be fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any Guaranteed Indebtedness and all Letters of Credit shall have expired or have been terminated. The Agent and the Guaranteed Creditors may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the other Guarantors. No release, compromise, or discharge of any one or more of the Guarantors shall release, compromise or discharge the obligations of the other Guarantors hereunder.

           Section 7. In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of voluntary bankruptcy or receivership proceedings against the Borrower or the institution of involuntary bankruptcy proceedings against the Borrower that are not dismissed within sixty
(60) days following the commencement thereto, all of the Guaranteed Indebtedness relating to the Borrower which is then existing shall immediately become due or accrued and payable from the Guarantors. All payments received from the Borrower or on account of the Guaranteed Indebtedness from whatsoever source, shall be taken and applied as payment on the indebtedness hereby guaranteed, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Guaranteed Creditors.

           Section 8. The liability hereunder shall in no way be affected or impaired by (and the Agent and the Guaranteed Creditors are hereby expressly authorized to make from time to time, without notice to any of the Guarantors), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, impairment, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Guaranteed Indebtedness, either express or implied, or of any Loan Document or any other contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance or release by the Agent or the Guaranteed Creditors of any security for or other guarantors upon any of the Guaranteed Indebtedness, or by any failure, neglect or omission on the part of the Agent or the Guaranteed Creditors to realize upon or protect any of the Guaranteed Indebtedness, or any collateral or security therefor, if any, (including, without limitation, impairment of collateral and failure to perfect security interest in any collateral), or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower or any Guarantor, possessed by the Agent or any of the Guaranteed Creditors, toward the liquidation of the Guaranteed Indebtedness, or by any application of payments or credits thereon. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of the Agent and the Guaranteed Creditors, at any time, to resort for payment to the Borrower or to any other Guarantor, or to any other Person, its property or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Agent and the Guaranteed Creditors shall have the right to enforce this Guaranty against any Guarantor irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

           Section 9. All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the Guarantors or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said Guaranteed Indebtedness, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived.

          Section 10. The Guarantors waive any and all defenses, claims and discharges of the Borrower, or any other obligor or guarantor, pertaining to the Guaranteed Indebtedness, except the defense of discharge by irrevocable payment in full. Without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Agent or Guaranteed Creditors any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other Person liable in respect of any of the Guaranteed Indebtedness, or any set-off available against the Agent or the Guaranteed Creditors to the Borrower or any such other Person, whether or not on account of a related transaction. The Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure or other realization on any lien or security interest, if any, securing the Guaranteed Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

          Section 11. If any payment applied by the Agent or the Guaranteed Creditors to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Guaranteed Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Guaranteed Indebtedness as fully as if such application had never been made.

          Section 12. The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Agent and the Guaranteed Creditors as a guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

          Section 13. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any Guarantor of any provision or application of the Guaranty shall not affect the validity or enforceability of the provisions or application of this Guaranty as against the other Guarantors.

          Section 14. Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth on the appropriate signature page hereof, or such other address or telecopier number as such party may hereafter specify by notice to the Agent given by United States certified or registered mail or by telecopy. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, or (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid.

          Section 15. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF NEW YORK (without regard to principles of conflicts of laws) in which state it shall be performed by the Guarantors and may not be waived, amended, released or otherwise changed except by a writing signed by the Agent and the Banks. This Guaranty and every part thereof shall be effective upon delivery to the Agent, without further act, condition or acceptance by the Guaranteed Creditors, shall be binding upon the Guarantors and upon the legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the Agent and the Guaranteed Creditors, their successors, legal representatives and assigns. The Guarantors waive notice of the Agent and Guaranteed Creditors' acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterparts each of which shall be an original, but all together to be one and the same instrument.

          Section 20. Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any State court sitting in New York City, for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. EACH GUARANTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, THE AGENT AND EACH GUARANTEED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                [SIGNATURE PAGES TO GUARANTY AGREEMENT TO FOLLOW]

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.


                                            GUARANTORS:

                                            ------------------------------------

Address:
        ------------------------------
--------------------------------------           By:
--------------------------------------              ----------------------------
--------------------------------------           Its:
Telecopier No.                                      ----------------------------
              ------------------------


                                            ------------------------------------

Address:
        ------------------------------
--------------------------------------           By:
--------------------------------------              ----------------------------
--------------------------------------           Its:
Telecopier No.                                      ----------------------------
              ------------------------


                                            ------------------------------------

Address:
        ------------------------------
--------------------------------------           By:
--------------------------------------              ----------------------------
--------------------------------------           Its:
Telecopier No.                                      ----------------------------
              ------------------------


                                            ------------------------------------

Address:
        ------------------------------
--------------------------------------           By:
--------------------------------------              ----------------------------
--------------------------------------           Its:
Telecopier No.                                      ----------------------------
              ------------------------

                                   SCHEDULE I
                                       TO
                        LAZARE KAPLAN INTERNATIONAL INC.
                           REVOLVING CREDIT AGREEMENT
                              DATED AUGUST 14, 2002

--------------------------------------------------------------------------------

         Subsidiary Guarantors:
                                         LAZARE KAPLAN EUROPE INC.

                                         LAZARE KAPLAN JAPAN INC.

                                         LAZARE KAPLAN AFRICA INC.

                                    EXHIBIT B


                               _____________, 20__


ABN AMRO Bank N.V.                                     Bank Leumi USA
New York Branch                                        526 Fifth Avenue
680 Fifth Avenue, 6th Floor                   -OR-     New York, New York  10036
New York, New York  10119                              Attention:  Yosef Haim
Attention:  Ned Koppelson, Vice President


         Re:   ADDITIONAL BORROWING UNDER REVOLVING CREDIT

Ladies and Gentlemen:

         We refer to our Promissory Note dated August __, 2002, payable to your order in the face principal sum of $_______________ (the "Note"). We hereby request a borrowing from you under our revolving credit in the amount of $____________, which borrowing shall be made against and evidenced by the Note. The borrowing shall be delivered to our bank account no. [_____/_____] with you. We promise to pay such borrowing in accordance with the Note or upon termination of the Agreement or acceleration of the advances in accordance with the Agreement as hereinafter described.

         In order to induce you to make the advance hereby requested, we hereby certify to you that as of the date hereof, each of our representations and warranties (except for representations and warranties that are made as of a certain date, which shall be true and correct in all material respects as of such date) in the Revolving Credit Agreement dated as of August __, 2002, currently in effect by and among LAZARE KAPLAN INTERNATIONAL INC., ABN AMRO BANK N.V. and BANK LEUMI USA (the "Agreement") remains true and correct and we are in full compliance with all of the terms and conditions of the Agreement.

         We hereby certify that the proceeds of this borrowing will be used solely for general working capital purposes in our business as presently conducted in the ordinary course.


                                       LAZARE KAPLAN INTERNATIONAL INC.



                                       By:
                                          --------------------------------------
                                          Authorized Signature

                                    EXHIBIT C

                                 PROMISSORY NOTE

                                                             New York, New York
$                                                            August 14, 2002
 ----------------


         On December 1, 2004, FOR VALUE RECEIVED, the undersigned, LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation (the "Borrower") promises to pay to the order of [_________________] at its ________ office at ____________________
the principal sum of ____________________________ Dollars ($____________), or
such lesser amount as may be advanced to the Borrower hereon pursuant to the Agreement hereinafter identified.

         The Borrower hereby promises to pay interest (computed on the basis of a year of 360 days for the actual number of days elapsed) on the principal amount from time to time remaining unpaid hereon from the date hereof until paid at the rates, and payable in the manner and on the dates, specified in the Agreement.

         All loans made by the payee hereof against this Note, and all payments made by the Borrower on account of the unpaid principal amount hereof, shall be recorded on the books and records of the holder hereof and endorsed hereon prior to any transfer hereof, and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount shown as owing on this Note on the books and records of the holder hereof shall be deemed prima facie correct.

         This Note is issued under the terms and provisions of Revolving Credit Agreement bearing even date herewith by and among the Borrower, ABN AMRO BANK N.V and Bank Leumi USA (the "Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for by said Agreement or referred to therein, including the ability of the Bank to accelerate this payment of their Note upon the occurrence of an Event of Default, to which Agreement reference is hereby made for a statement thereof.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of New York.

         The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or in enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and notice of dishonor.


                                      LAZARE KAPLAN INTERNATIONAL INC.


                                      By:
                                         ---------------------------------------
                                         Its:
                                             -----------------------------------

                                                                      Exhibit E2

                                 PROMISSORY NOTE

                                                              New York, New York
$20,000,000                                                     August 14, 2002

         On December 1, 2004, FOR VALUE RECEIVED, the undersigned, LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation (the "Borrower") promises to pay to the order of ABN AMRO BANK N.V. at its New York office at 680 Fifth Avenue, 6th Floor, New York, New York 10019 the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000), or such lesser amount as may be advanced to the Borrower hereon pursuant to the Agreement hereinafter identified.

         The Borrower hereby promises to pay interest (computed on the basis of a year of 360 days for the actual number of days elapsed) on the principal amount from time to time remaining unpaid hereon from the date hereof until paid at the rates, and payable in the manner and on the dates, specified in the Agreement.

         All loans made by the payee hereof against this Note, and all payments made by the Borrower on account of the unpaid principal amount hereof, shall be recorded on the books and records of the holder hereof and endorsed hereon prior to any transfer hereof, and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount shown as owing on this Note on the books and records of the holder hereof shall be deemed prima facie correct.

         This Note is issued under the terms and provisions of Revolving Credit Agreement bearing even date herewith by and among the Borrower, ABN AMRO BANK N.V and Bank Leumi USA (the "Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for by said Agreement or referred to therein, including the ability of the Bank to accelerate this payment of their Note upon the occurrence of an Event of Default, to which Agreement reference is hereby made for a statement thereof.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of New York.

         The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or in enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and notice of dishonor.

                                      LAZARE KAPLAN INTERNATIONAL INC.


                                      By: ______________________________________

                                          Its:__________________________________

                                                                      Exhibit E3



                                 PROMISSORY NOTE

                                                              New York, New York
$10,000,000                                                      August 14, 2002

         On December 1, 2004, FOR VALUE RECEIVED, the undersigned, LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation (the "Borrower") promises to pay to the order of BANK LEUMI USA at its New York office at 562 Fifth Avenue, New York, New York 10036 the principal sum of TEN MILLION AND NO/100 Dollars ($10,000,000), or such lesser amount as may be advanced to the Borrower hereon pursuant to the Agreement hereinafter identified.

         The Borrower hereby promises to pay interest (computed on the basis of a year of 360 days for the actual number of days elapsed) on the principal amount from time to time remaining unpaid hereon from the date hereof until paid at the rates, and payable in the manner and on the dates, specified in the Agreement.

         All loans made by the payee hereof against this Note, and all payments made by the Borrower on account of the unpaid principal amount hereof, shall be recorded on the books and records of the holder hereof and endorsed hereon prior to any transfer hereof, and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount shown as owing on this Note on the books and records of the holder hereof shall be deemed prima facie correct.

         This Note is issued under the terms and provisions of Revolving Credit Agreement bearing even date herewith by and among the Borrower, ABN AMRO BANK N.V and Bank Leumi USA (the "Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for by said Agreement or referred to therein, including the ability of the Bank to accelerate this payment of their Note upon the occurrence of an Event of Default, to which Agreement reference is hereby made for a statement thereof.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of New York.

         The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or in enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and notice of dishonor.


                                       LAZARE KAPLAN INTERNATIONAL INC.


                                       By:______________________________________

                                          Its:__________________________________

                                                                      Exhibit E4



                                    GUARANTY

         This Guaranty Agreement (the "Guaranty") dated as of this ____ day of August, 2002, from each of the parties who have executed this Guaranty (being herein referred to collectively, as the "Guarantors" and individually, as a "Guarantor") in favor of ABN AMRO Bank N.V. ("ABN AMRO") and BANK LEUMI USA ("LEUMI").

                                WITNESSETH THAT:

         WHEREAS, LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation, (the"Borrower") and ABN AMRO, individually and as administrative agent (the "Agent"), and Leumi have entered into the Revolving Credit Agreement, dated as of August __, 2002 (such Revolving Credit Agreement as the same may be amended, modified, supplemented, restated and/or replaced from time to time being hereinafter referred to as the "Bank Credit Agreement"), pursuant to which such banks (ABN AMRO, Leumi and any other banks which are now or which from time to time hereafter become party to the Bank Credit Agreement being hereinafter referred to collectively, as the "Banks" and individually, as a "Bank" and each letter of credit issuer thereunder being hereinafter referred to collectively, as the "Letter of Credit Issuers" and individually, as a "Letter of Credit Issuer") have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations to the Borrower;

         WHEREAS, the Agent, the Banks and the Letter of Credit Issuers shall be hereinafter referred to collectively, as the "Guaranteed Creditors" and individually, as a "Guaranteed Creditor";

         WHEREAS, pursuant to the Bank Credit Agreement, the Banks have required, among other things, that each Guarantor provide to the Agent and the Guaranteed Creditors its payment guarantee of the credit facilities under the Bank Credit Agreement;

         WHEREAS, the Borrower provides each Guarantor that is a subsidiary of the Borrower (whether directly or indirectly) with substantial financial, management, administrative, and technical support, and each Guarantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Guaranteed Creditors to the Borrower;

         WHEREAS, as to each Guarantor that is not a subsidiary of the Borrower, it is in the best business interest of such Guarantor and its stockholders that the Borrower receive credit and other financial accommodations extended by the Guaranteed Creditors because of the mutual business interests and endeavors of the Borrower and such Guarantor;

         NOW, THEREFORE, for and in consideration of the benefits accruing to each Guarantor, the receipt and sufficiency are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Agent and the Guaranteed Creditors and hereby covenants and agrees with the Agent and the Guaranteed Creditors as follows:

         Section 1. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Bank Credit Agreement.

         Section 2. Each Guarantor hereby jointly and severally guarantees to the Agent and the Guaranteed Creditors, the due and punctual payment when due of
(a) any and all indebtedness, obligations, and liabilities of whatsoever kind and nature of the Borrower under the Bank Credit Agreement and the obligations of the Borrower to reimburse the Letter of Credit Issuers and the Banks for the amount of all drawings under Letters of Credit issued for the account of the Borrower pursuant to the Bank Credit Agreement, and all other obligations of the Borrower under any and all Applications for such Letters of Credit (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced, or acquired, and whether several, joint, or joint and several (the "Bank Obligations"), (b) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Agent and any Guaranteed Creditor, in collecting or enforcing any of such indebtedness, obligations, or liabilities or in realizing on or protecting or preserving any security therefor, if any (all of the foregoing being hereinafter referred to as the "Guaranteed Indebtedness"). In case of failure by the Borrower to punctually pay any Guaranteed Indebtedness, each Guarantor hereby jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise. All payments hereunder by any Guarantor shall be made in immediately available and freely transferable funds in Dollars without set-off, counterclaim or other defense or withholding or deduction of any nature. Notwithstanding anything in this Guaranty to the contrary, the right of recovery against a Guarantor under this Guaranty shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.

         Section 3. Each Guarantor further jointly and severally agrees to pay on demand all reasonable out of pocket expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Agent and any Guaranteed Creditor in endeavoring to collect the Guaranteed Indebtedness or any part thereof, or in enforcing or endeavoring to enforce any Guarantor's obligations hereunder, or any part thereof, or in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

         Section 4. Each Guarantor agrees that, upon demand, such Guarantor shall pay to the Agent for the benefit of the Guaranteed Creditors the full amount of the indebtedness hereby guaranteed then due (subject to the right of recovery from such Guarantor pursuant to the last sentence of Section 2 above) whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder, provided, however, that the aggregate amount payable by the Guarantors shall in no event exceed the amount due and owing to the Guaranteed Creditors by the Borrower.

         Section 5. Each Guarantor agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount owing and payable to the Agent and the Guaranteed Creditors of the Guaranteed Indebtedness has been fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any Guaranteed Indebtedness and all Letters of Credit issued under the Bank Credit Agreement shall have expired or otherwise terminated. The payment by any Guarantor of any amount or amounts to the Agent or the Guaranteed Creditors pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the Guaranteed Indebtedness or any part thereof or any collateral security therefor, if any, or any other rights or remedies in any way relating thereto or in and to any amounts theretofore, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the Guaranteed Indebtedness and all costs and expenses suffered or incurred by the Agent and Guaranteed Creditors in enforcing this Guaranty have been paid and satisfied in full and each of the commitments by the Guaranteed Creditors to extend any Guaranteed Indebtedness and all Letters of Credit issued under the Bank Credit Agreement shall have expired or otherwise terminated and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the Guaranteed Indebtedness or any part thereof shall be held and taken to be merely payments to the Agent and Guaranteed Creditors reducing pro tanto the indebtedness hereby guaranteed.

         Section 6. This Guaranty is a continuing, absolute and unconditional guaranty of payment and not merely of collection, and shall remain in full force and effect as against each Guarantor until all of the Guaranteed Indebtedness shall be fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any Guaranteed Indebtedness and all Letters of Credit shall have expired or have been terminated. The Agent and the Guaranteed Creditors may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the other Guarantors. No release, compromise, or discharge of any one or more of the Guarantors shall release, compromise or discharge the obligations of the other Guarantors hereunder.

         Section 7. In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of voluntary bankruptcy or receivership proceedings against the Borrower or the institution of involuntary bankruptcy proceedings against the Borrower that are not dismissed within sixty
(60) days following the commencement thereto, all of the Guaranteed Indebtedness relating to the Borrower which is then existing shall immediately become due or accrued and payable from the Guarantors. All payments received from the Borrower or on account of the Guaranteed Indebtedness from whatsoever source, shall be taken and applied as payment on the indebtedness hereby guaranteed, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Guaranteed Creditors.

         Section 8. The liability hereunder shall in no way be affected or impaired by (and the Agent and the Guaranteed Creditors are hereby expressly authorized to make from time to time, without notice to any of the Guarantors), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, impairment, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Guaranteed Indebtedness, either express or implied, or of any Loan Document or any other contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance or release by the Agent or the Guaranteed Creditors of any security for or other guarantors upon any of the Guaranteed Indebtedness, or by any failure, neglect or omission on the part of the Agent or the Guaranteed Creditors to realize upon or protect any of the Guaranteed Indebtedness, or any collateral or security therefor, if any, (including, without limitation, impairment of collateral and failure to perfect security interest in any collateral), or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower or any Guarantor, possessed by the Agent or any of the Guaranteed Creditors, toward the liquidation of the Guaranteed Indebtedness, or by any application of payments or credits thereon. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of the Agent and the Guaranteed Creditors, at any time, to resort for payment to the Borrower or to any other Guarantor, or to any other Person, its property or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Agent and the Guaranteed Creditors shall have the right to enforce this Guaranty against any Guarantor irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

         Section 9. All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the Guarantors or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said Guaranteed Indebtedness, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived.

         Section 10. The Guarantors waive any and all defenses, claims and discharges of the Borrower, or any other obligor or guarantor, pertaining to the Guaranteed Indebtedness, except the defense of discharge by irrevocable payment in full. Without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Agent or Guaranteed Creditors any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other Person liable in respect of any of the Guaranteed Indebtedness, or any set-off available against the Agent or the Guaranteed Creditors to the Borrower or any such other Person, whether or not on account of a related transaction. The Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure or other realization on any lien or security interest, if any, securing the Guaranteed Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

         Section 11. If any payment applied by the Agent or the Guaranteed Creditors to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Guaranteed Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Guaranteed Indebtedness as fully as if such application had never been made.

         Section 12. The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Agent and the Guaranteed Creditors as a guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         Section 13. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any Guarantor of any provision or application of the Guaranty shall not affect the validity or enforceability of the provisions or application of this Guaranty as against the other Guarantors.

         Section 14. Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth on the appropriate signature page hereof, or such other address or telecopier number as such party may hereafter specify by notice to the Agent given by United States certified or registered mail or by telecopy. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, or (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid.

          Section 15. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF NEW YORK (without regard to principles of conflicts of laws) in which state it shall be performed by the Guarantors and may not be waived, amended, released or otherwise changed except by a writing signed by the Agent and the Banks. This Guaranty and every part thereof shall be effective upon delivery to the Agent, without further act, condition or acceptance by the Guaranteed Creditors, shall be binding upon the Guarantors and upon the legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the Agent and the Guaranteed Creditors, their successors, legal representatives and assigns. The Guarantors waive notice of the Agent and Guaranteed Creditors' acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterparts each of which shall be an original, but all together to be one and the same instrument.

         Section 20. Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any State court sitting in New York City, for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. EACH GUARANTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, THE AGENT AND EACH GUARANTEED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                [SIGNATURE PAGES TO GUARANTY AGREEMENT TO FOLLOW]

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.


                                      GUARANTORS:


                                      __________________________________________
Address:_________________________

_________________________________

_________________________________          By:__________________________________

_________________________________          Its:_________________________________

Telecopier No.___________________




                                      __________________________________________
Address:_________________________

_________________________________

_________________________________          By:__________________________________

_________________________________          Its:_________________________________

Telecopier No.___________________




                                      __________________________________________
Address:_________________________

_________________________________

_________________________________          By:__________________________________

_________________________________          Its:_________________________________

Telecopier No.___________________




                                      __________________________________________
Address:_________________________

_________________________________

_________________________________          By:__________________________________

_________________________________          Its:_________________________________

Telecopier No.___________________